FORM 8-K
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   July 14, 1997

                     INTERNATIONAL SPEEDWAY CORPORATION
          (Exact name of registrant as specified in its charter)

          FLORIDA                 O-2384               59-0709342
(State or other jurisdiction   (Commission           (I.R.S. Employer
    of incorporation)           File Number)        Identification No.)

1801 WEST INTERNATIONAL SPEEDWAY BOULEVARD, DAYTONA BEACH,
FLORIDA 32114
 (Address of principal executive offices)                     (Zip code)

Registrant's telephone number, including area code:   (904) 254-2700

                                 No Change
          (Former name or address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets.

On July 14, 1997, Phoenix Speedway Corporation, a newly formed wholly-owned Delaware corporate subsidiary of the Company, acquired substantially all of the assets comprising the business and motorsports complex known as "Phoenix International Raceway" (PIR) from Phoenix International Raceway, Inc. an Arizona corporation, PIR/Phoenix International Raceway, L.L.C., an Arizona limited liability company and Phoenix International Raceway Limited Partnership, an Arizona limited partnership (Sellers) for consideration consisting of a $46,100,000 cash payment plus an obligation to pay applicable federal and Arizona state income taxes on the transaction in several installments in 1998 and 1999. The total amount of all of the payments, including the initial $46.1 million, is estimated to be between $60 and $67 million, depending upon the tax treatment ultimately afforded the transaction. The purchase price was determined based upon negotiations between the Company and Sellers. The funds used in the transaction came from current assets of the Company.

PIR is a motorsports complex just outside Phoenix, Arizona located on 320 acres owned by the Company. The complex has a 1 mile oval racing surface and a 1.51 road course. There are 65,000 grandstand seats and 25 suites. PIR currently hosts the annual NASCAR Winston Cup series Dura-Lube 500, presented by K-Mart, as well as an Indy Racing League (IRL) event, two NASCAR Craftsman Truck Series events and a number of other smaller events. The Company plans to continue utilization of the assets as a motorsports complex.

There are four members of the France Family Group presently serving as Officers and/or Directors of the Company: William C. France and James C. France are brothers. Lesa D. Kennedy and Brian Z. France are the children of William C. France. Some of the major events conducted by the Sellers at PIR mentioned above are late model stock car races sanctioned by the National Association for Stock Car Auto Racing, Inc. (NASCAR). NASCAR is also a member of the France Family Group which controls a majority of Company stock and voting rights. Standard NASCAR sanction agreements require racetrack operators to pay various monies to NASCAR for each sanctioned event conducted. The sanction agreements between NASCAR and the Sellers were the only material relationships between the Sellers and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer. The sanction agreements were assigned to the Company at the closing of the acquisition transaction being reported.

Emmett S. Jobe, Jr. (Jobe) is a principal and controlling person for each of the Sellers. Effective upon the closing of the transaction being reported, Jobe became the president of Phoenix Speedway Corporation, the Company's new subsidiary, pursuant to the provisions of a three-year employment agreement. There are no other material relationships between the Sellers and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer.

 Item 7.Financial Statements and Exhibits.

  (a)Financial statements of businesses acquired.

     At the time of this report it is not practicable to provide the required financial statements of the business acquired. Such statements will be filed under cover of Form 8 as soon as practicable and not later than September 25, 1997.

  (b)Pro forma financial information.

     At the time of this report it is not practicable to provide the required pro forma financial statements. Such statements will be filed under cover of Form 8 as soon as practicable and not later than September 25, 1997.

(c)      Exhibits.

     Exhibit
     Number     Description of Exhibit                    Filing Status

1.     (2)        Asset Purchase Agreement             filed herewith
2.     (99.1)     Press Release announcing acquisition      filed herewith


                                 SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       INTERNATIONAL SPEEDWAY CORPORATION

Date:       7/25/97                      /s/ James C. France
       ----------------                ----------------------------------
                                        James C. France, President
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